EXHIBIT  99.1
April 15, 2008

WTM to Retain 100% Interest in Yoquivo Gold-Silver Project

(Vancouver, April 15, 2008) West Timmins Mining Inc. (TSX: WTM) announced today that it has retained the right to earn a 100% interest in the Yoquivo Gold-Silver Project in Chihuahua, Mexico.

The Yoquivo Project encompasses the entirety of the historic Yoquivo mining district. Gold and silver were produced from Yoquivo between 1908 and 1920, and intermittently since that time, at historically reported average production grades of 10.90 g/t gold and 1,120 g/t silver. Work by WTM has identified eight principal gold-silver bearing vein systems within the Project area, the majority of which can be traced for up to 3.0 kilometres along strike. Third-party funded drill testing in 2007 returned encouraging results from the Gambusino, Muralla and El Indio veins, including intercepts of 3.01 g/t gold plus 566 g/t silver over 1.00 metre from Muralla and 2.66 g/t gold plus 267 g/t silver over 1.15 metres from El Indio (see the Company's news releases of June 12 and October 15, 2007, respectively). The Yoquivo Project is located 35 km southeast along regional structural trend, and shares a number of geological similarities, with Agnico Eagle's Pinos Altos gold-silver development project.

GoldMountain Exploration (OTCBB: GMEX) formerly held an option to earn up to a 75% interest in the Yoquivo Project but failed to meet its financial obligations, resulting in the termination of the option agreement. It is WTM's intention to seek a well-financed third party to further advance the Yoquivo Project.  WTM will continue to focus its efforts on expanding the recent high-grade Thunder Creek gold discovery in Timmins, Ontario and the large, polymetallic La Dura discovery on its Montaña de Oro Project in Sonora, Mexico.

Darin Wagner, President and CEO of the Company, is the non-independent qualified person for this release. The qualified person has visited the project, examined the drill core and reviewed the sample results and verified the quality control procedures. Additional details concerning sampling and analytical procedures are provided in the above mentioned releases which may be viewed on the Company's website at www.westtimminsmining.com.

About West Timmins Mining Inc. (www.westtimminsmining.com):

West Timmins is focussed on the exploration and development of district-scale gold and related base metal projects in the major gold camps of North America. WTM currently has five drills expanding recent high grade gold and base metal discoveries on its Montaña de Oro and West Timmins Gold Projects. West Timmins Mining is based in Vancouver, British Columbia, Canada and trades on the Toronto Stock Exchange under the symbol WTM.

On behalf of the Board of
West Timmins Mining Inc.

"Darin W. Wagner"

Darin W. Wagner, P. Geo.
President and Chief Executive Officer

For further information please contact:

Darin W. Wagner, President & CEO or

Jordann Nettles, Manager, Investor Relations
West Timmins Mining Inc., Vancouver
Tel: (604) 685-8311 / Toll Free: (866) 685-8311
E-mail: info@westtimminsmining.com

The TSX has not reviewed and does not accept responsibility for the accuracy or adequacy of this news release, which has been prepared by management. For further detail on West Timmins Mining Inc. please refer to prior disclosure at www.sedar.com. The securities described in this press release have not been and will not be registered under the United States Securities Act of 1933, as amended, or under any U.S. state securities laws, and such securities may not be offered or sold in the United States absent an exemption from such registration requirements. This press release contains forward looking statements within the meaning of applicable Canadian and U.S. securities regulation, including statements regarding the future activities of the Company.  Forward looking statements reflect the current beliefs and expectations of management and are identified by the use of words including "will", "expected to", "plans", "planned", "projected" and other similar words. Actual results may differ significantly.  The achievement of the results expressed in forward looking statements is subject to a number of risks, including those described in the Company's annual information form as filed with the Canadian securities regulators which are available at www.sedar.com. Investors are cautioned not to place undue reliance upon forward looking statements.